Exhibit 99.1

REPORT OF INDEPENDENT AUDITORS

The Board of Trustees
The Detroit Medical Center

We have audited the accompanying consolidated balance sheets of The Detroit Medical Center and subsidiaries (The DMC) as of December 31, 2009 and 2008, and the related consolidated statements of operations and changes in net assets (deficit), and cash flows for the years then ended. These financial statements are the responsibility of The DMC’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of The DMC’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of The DMC’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Detroit Medical Center and subsidiaries at December 31, 2009 and 2008, and the consolidated results of their operations and changes in net assets (deficit), and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

As discussed in Notes 9 and 10 to the consolidated financial statements, The Detroit Medical Center and subsidiaries adopted the recognition provisions of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an Amendment of FASB Statements No. 87, 88, 106 and 132(R), (codified in Accounting Standards Codification 715, Compensation—Retirement Benefits) in 2007, which changed its method of accounting for its defined benefit pension and postretirement benefit plans.

/s/ Ernst & Young LLP

Detroit, Michigan
May 26, 2010 except for Note 17, as to which the date is January 18, 2011.

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31
	2009	2008
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$75,296	$38,430
Net patient accounts receivable	122,781	95,830
Estimated third-party payor settlements	17,023	7,076
Other accounts receivable	31,304	24,331
Current portion of assets whose use is limited or restricted	6,907	6,500
Securities lending collateral	40,463	21,386
Supplies	22,589	23,178
Prepaid expenses and other	10,118	10,891

Total current assets	326,481	227,622
Assets whose use is limited or restricted, less current portion (including securities pledged to creditors of $39,321 and $20,927, respectively):
Board-designated funds for capital improvements	36,807	34,245
Board-designated funds for specific purposes	61,144	46,105
Professional liability funds	176,414	163,747
Funds held in trust under bond agreements	32,351	32,361
Endowment funds	60,910	60,800
Pledges receivable	12,238	10,663
Donor restricted funds	70,059	53,517

	449,923	401,438
Property and equipment, net	443,963	460,578
Other noncurrent assets	38,542	38,390

Total assets	$1,258,909	$1,128,028

LIABILITIES AND NET ASSETS (DEFICIT)
Current liabilities:
Revolving line of credit notes	$20,753	$3,476
Accounts payable and accrued expenses	152,403	145,921
Accrued compensation and related amounts	49,386	59,261
Estimated third-party payor settlements	40,845	28,416
Payable under securities lending program	40,463	21,386
Advance payment from third-party payor	33,869	31,756
Current portion of long-term debt	21,681	24,634
Current portion of accrued professional liability losses	12,200	14,000

Total current liabilities	371,600	328,850
Other liabilities:
Long-term debt, less current portion	490,277	509,782
Accrued retirement obligation	184,080	247,605
Accrued professional liability, less current portion	193,104	193,004
Other noncurrent liabilities	54,570	50,663

Total other liabilities	922,031	1,001,054

Total liabilities	1,293,631	1,329,904
Net assets (deficit):
Unrestricted	(177,948)	(326,205)
Temporarily restricted	77,350	58,482
Permanently restricted	65,876	65,847

Total net deficit	(34,722)	(201,876)

Total liabilities and net deficit	$1,258,909	$1,128,028

See accompanying notes.

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
AND CHANGES IN NET ASSETS (DEFICIT)

	Year Ended December 31
	2009	2008	2007
	(In thousands)

Unrestricted revenue and other support
Net patient service revenue	$1,952,150	$1,870,436	$1,788,156
Revenue from services and facility agreements	67,459	65,436	61,238
Other revenue	59,808	45,050	64,635
Net assets released from restrictions for operations	10,480	11,598	10,164

Total unrestricted revenue and other support	2,089,897	1,992,520	1,924,193
Expenses
Salaries, wages, and benefits	891,180	802,572	737,892
Services, supplies, and other	775,068	744,466	740,915
Provision for uncollectible accounts	270,849	259,324	265,594
Professional liability insurance	28,140	29,022	25,108
Interest	31,966	34,436	36,632
Depreciation and amortization	81,548	77,978	80,844

Total expenses	2,078,751	1,947,798	1,886,985

Income from operations before impairment charge and unrealized gains (losses) on investments	11,146	44,722	37,208
Impairment charge	(1,254)	—	—
Unrealized gains (losses) on investments	32,558	(39,878)	(4,837)

Income from operations	42,450	4,844	32,371
Other nonoperating income (loss):
Investment income (loss) and other	4,324	(5,015)	1,396

Excess of revenue over expenses (expenses over revenue)	46,774	(171)	33,767
Unrestricted net assets
Excess of revenue over expenses (expenses over revenue)	$46,774	$(171)	$33,767
Pension and postretirement liability adjustments	92,981	(323,886)	67,532
Effect of adopting recognition provisions of ASC 715	—	—	(3,498)
Net assets released from restrictions for long-lived assets	5,522	5,860	8,176
Transfer of net assets	3,395	(3,395)	—
Other changes	(415)	(2,330)	(542)

Increase (decrease) in unrestricted net assets	148,257	(323,922)	105,435
Temporarily restricted net assets
Contributions	13,973	6,981	12,194
Investment (loss) gain	(4,473)	(4,445)	11,304
Unrealized gain (loss) in fair value of investments	27,960	(34,853)	(2,162)
Net assets released from restrictions for long-lived assets	(5,522)	(5,860)	(8,176)
Net assets released from restrictions for operations	(10,480)	(11,598)	(10,164)
Transfer of net assets	(3,395)	3,395	—
Other changes	805	1,218	137

Increase (decrease) in temporarily restricted net assets	18,868	(45,162)	3,133
Permanently restricted net assets
Contributions	29	1,001	96

Increase in permanently restricted net assets	29	1,001	96

Increase (decrease) in net assets	167,154	(368,083)	108,664
Net assets (deficit) at beginning of year	(201,876)	166,207	57,543

Net assets (deficit) at end of year	$(34,722)	$(201,876)	$166,207

See accompanying notes.

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31
	2009	2008	2007
	(In thousands)

Operating activities
Increase (decrease) in net assets	$167,154	$(368,083)	$108,664
Adjustments to reconcile increase (decrease) in net assets to cash provided by operating activities:
Depreciation and amortization	81,548	77,978	80,844
Impairment charge	1,254	—	—
Provision for uncollectible accounts	270,849	259,324	265,594
Change in pension and postretirement liability	(92,981)	323,886	(67,532)
Effect of adopting recognition provisions of ASC 715	—	—	3,498
Change in unrealized gain (loss)	(64,231)	73,758	10,253
Restricted contributions and investment income	(9,529)	(3,037)	(23,594)
Changes in operating assets and liabilities:
Net patient accounts receivable	(297,800)	(237,673)	(260,305)
Estimated third-party payor settlements	2,482	212	(3,557)
Other current assets	(5,611)	9,453	(683)
Accounts payable and accrued expenses	6,482	(25,318)	(7,803)
Other current liabilities	(9,875)	4,978	2,557
Advance payment from third-party payor	2,113	6,880	(22,854)
Accrued retirement obligation	30,294	(19,478)	(57,611)
Accrued professional liability losses	(1,700)	(13,432)	13,088
Other operating activities	3,436	6,728	(660)

Cash provided by operating activities	83,885	96,176	39,899
Investing activities
Purchase of property and equipment	(61,826)	(69,038)	(64,084)
Assets whose use is limited or restricted	15,339	39,473	(16,044)
Other investing activities	273	244	6,444

Cash used in investing activities	(46,214)	(29,321)	(73,684)
Financing activities
Restricted contributions and investment income	9,529	3,037	23,594
Borrowings on revolving line of credit notes	21,271	373,853	453,759
Repayments of revolving line of credit notes	(3,994)	(389,587)	(434,507)
Repayment of long-term debt	(27,611)	(24,901)	(23,679)

Cash (used in) provided by financing activities	(805)	(37,598)	19,167

Increase (decrease) in cash and cash equivalents	36,866	29,257	(14,618)
Cash and cash equivalents at beginning of year	38,430	9,173	23,791

Cash and cash equivalents at end of year	$75,296	$38,430	$9,173

See accompanying notes.

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009

1.	Organization and Significant Accounting Policies

Organization

The Detroit Medical Center, a parent holding company, and its subsidiaries (jointly, The DMC) are major providers of health care services to residents of the Detroit metropolitan area. The DMC constitutes the academic health center of Wayne State University and works with the University to integrate clinical services, education, and research.

The consolidated financial statements of The DMC include The Detroit Medical Center and the corporations listed below, as well as their subsidiaries:

Children’s Hospital of Michigan (A)
Children’s Choice of Michigan
DMC Insurance Co., Ltd. (see Note 8)
DMC Nursing Homes, Inc.
DMC Partnership Imaging
DMC Physician Group
Detroit Receiving Hospital and University Health Center (Detroit Receiving) (A)
Harper-Hutzel Hospital (A)
HealthSource
Huron Valley-Sinai Hospital, Inc. (A)
Radius Health Care System, Inc.
Rehabilitation Institute of Michigan (A)
Southeast Michigan Physician Insurance Company
Total Linen Services (formerly Associated Hospitals Processing Facility)
Novi Regional Imaging, LLC
Sinai-Grace Hospital (A)

These corporations consist of both membership and stock corporations, the sole member or majority stockholder of which is The Detroit Medical Center. Such corporations are referred to herein as the subsidiaries of The DMC. The consolidated financial statements include the accounts of The Detroit Medical Center and all majority-owned subsidiaries.

All significant intercompany account balances and transactions have been eliminated in consolidation.

The DMC has an investment in CareTech Corporation which is accounted for using the equity method of accounting.

Mission

The DMC is committed to improving the health of the population served by providing the highest quality health care services in a caring and efficient manner without invidious discrimination, regardless of the person’s religion, race, gender, ethnic identification, or economic status. Together with Wayne State University,

  (A) Members of The Detroit Medical Center Obligated Group (see Note 7).

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The DMC strives to be the region’s premier health care resource through a broad range of clinical services; the discovery and application of new knowledge; and the education of practitioners, teachers, and scientists.

As part of its public mission as the safety net health care provider in Southeast Michigan, The DMC writes off forgone charges associated with providing services to uninsured patients. This public mission support is determined by isolating the amount of bad debts originating from care to uninsured patients less any monies received by The DMC from third parties (Medicare, Medicaid, and Blue Cross) as a qualified disproportionate share hospital (DSH). The DMC also considers payments remitted to Wayne State University faculty physicians as recognition of care provided by such physicians to the uninsured population.

Cash and Cash Equivalents

The DMC considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Investments

Investments in equity securities and debt securities are measured at fair value in the consolidated balance sheets. Donated securities are stated at fair value at the date of contribution. Investment income (including realized and unrealized gains and losses on investments, interest and dividends) are included in excess of revenue over expenses (expenses over revenue) unless the income is restricted by donor or law.

Investments in limited partnerships, such as private equity investments and hedge funds (alternative investments), are reported using the equity method of accounting based on information provided by management of the respective partnership. The investment information provided by managers of the partnerships is based on current market value, appraisals, or other estimates of fair value of investment holdings of the partnership that require varying degree of judgments. Some of the individual investments within these funds are not readily marketable; therefore their estimated value is subject to uncertainty and may differ from the value that would have been determined had a ready market for the investments existed. If no public market exists for the investments held by the partnership, the fair value is determined by the general partner taking into consideration, among other things, the cost of the securities, prices of significant placements of securities of the same issuer, and subsequent developments concerning the companies to which the securities relate. Generally, The DMC’s holdings in alternative investments reflects net contributions to the partnership and an ownership share of realized and unrealized investment income and expenses. Alternative investments have liquidity restrictions. Amounts can be divested only at specified times based on the terms of the partnership agreement.

Securities Lending Program

The DMC participates in securities lending transactions with their investment trustee, whereby a portion of its investments are loaned to selected established brokerage firms in return for cash and securities from the brokers as collateral for the investments loaned, usually on a short-term basis of 30 to 60 days. Collateral provided by brokers is maintained at levels approximating 102% of the fair value of the securities on loan and is adjusted for daily market fluctuations. The market value of collateral held for loaned securities is reported as securities lending collateral in the consolidated balance sheets. At December 31, 2009 and 2008, investment securities with an aggregate market value of $39,321,000 and $20,927,000, respectively; were

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

loaned to various brokers. In exchange, The DMC received cash collateral of $40,463,000 and $21,386,000, respectively.

Patient Service Revenue and Receivables

The majority of The DMC’s services are reimbursed under fixed price provisions of third-party payment programs (primarily Medicare, Medicaid, and Blue Cross and Blue Shield of Michigan). Under these provisions, payment rates for patient care are determined prospectively on various bases and The DMC’s revenues are limited to such amounts. Payments are also received from third parties for The DMC’s capital and medical education costs, subject to certain limits. Additionally, The DMC has entered into agreements with certain commercial insurance carriers, health maintenance organizations, and preferred provider organizations. The basis for payment under these agreements includes prospectively determined per diem rates, capitation, and discounts from established charges.

Net patient service revenue is reported at the estimated net realizable amounts to be received from patients, third-party payors, and others for services rendered, including estimated retroactive adjustments under reimbursement agreements with third-party payors. Retroactive adjustments are accrued on an estimated basis in the period related services are rendered and adjusted in future periods as final settlements are determined. As a result, there is at least a reasonable possibility that recorded estimates will change by a material amount in the near term. Management believes that adequate provision has been made in the consolidated financial statements for any adjustments that may result from final settlements.

Revenue from the Medicare and Medicaid programs each accounted for approximately 26%, 26%, and 24% of net patient service revenues during 2009, 2008, and 2007, respectively. The DMC also receives payments from the state Medicaid program related to support of the DMC’s indigent patient volume. The payments are recognized ratably as revenue over the period of support determined by the State.

Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. Management believes that it is in compliance with all applicable laws and regulations. Compliance with such laws and regulations is subject to government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs. In the normal course of business, The DMC has received requests for information from governmental agencies covering services provided. Management intends to fully cooperate with the governmental agencies in its request for information and believes that adequate provision has been made for any adjustments that may result from settlements.

The provision for bad debts is based upon management’s assessment of expected net collections and considers business and economic conditions, trends in health care coverage and other collection indicators including historical write-off experience by payor category. The results of this review are then used to make any modifications to the provision for bad debts to establish an appropriate allowance for uncollectible receivables. After receipt of amounts due from third parties, The DMC follows established guidelines for placing certain past due patient balances with collection agencies.

Supplies

Supplies represent medical supplies which are stated at the lower of cost or market. Cost is determined based on the first-in, first-out method.

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Property and Equipment

Property and equipment, including amounts under capital leases, are stated at cost or estimated fair value at the date of donation, and are depreciated utilizing the straight-line method over their estimated useful lives. The estimated useful lives for assets range from 3 years to 40 years.

An entity is required to recognize a liability for the fair value of an unconditional asset retirement obligation if the fair value of the liability can be estimated. Because there are no current plans requiring remediation giving rise to an asset retirement obligation and a settlement date has not been specified by others, management believes that sufficient information is not available to record an asset retirement obligation.

Other Noncurrent Assets

Other noncurrent assets include deferred debt issuance costs which are amortized ratably over the terms of the related debt issues using a method that approximates the interest method. Goodwill and the intangible assets are amortized by the straight-line method over a ten-year period (see Note 2).

Temporarily and Permanently Restricted Net Assets

Temporarily restricted net assets are those whose use has been limited by donors to a specific purpose, such as capital additions or research. When a donor restriction is satisfied, such as through expenditure for the restricted purpose, temporarily restricted net assets are reclassified as net assets released from restrictions for either operating purposes or for long-lived assets and are included in unrestricted revenues and other support, or as an other increase in unrestricted net assets, respectively. Pledges are recorded as increases in temporarily restricted net assets when the pledge is made.

Permanently restricted net assets have been restricted by the donors to be maintained by The DMC in perpetuity, the income therefrom to be used in accordance with any restrictions by the donor.

Excess of Revenue Over Expenses

The statement of operations and changes in net assets (deficit) includes the excess of revenue over expenses (expenses over revenue). Changes in unrestricted net assets which are excluded from the excess of revenue over expenses (expenses over revenue), consistent with industry practice, include changes in the pension and postretirement benefit liability and net assets released from restrictions for the purchase of long-lived assets.

Charity Care

The DMC provides health care services free of charge or at reduced rates to individuals who meet certain eligibility criteria, based on published Income Poverty Guidelines. As these amounts were initially billed at the time of service, charity care provided by The DMC of approximately $80,853,000, $91,111,000, and $95,278,000 for the years ended December 31, 2009, 2008, and 2007, respectively, have been included in the provision for uncollectible accounts on the statement of operations.

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Impairment of Long-Lived Assets

In accordance with ASC 360, Accounting for the Impairment of Long-Lived Assets, The DMC performs an evaluation of impairment losses on long-lived assets used in operations when events and circumstances indicate that long-lived assets might be impaired. If the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets, an impairment charge is recorded and the amount of the impairment is determined based on the fair market value of the asset. During 2009, the DMC recognized an impairment charge of $1,254,000 in the statement of operations related to a facility that is no longer being used by The DMC.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Detroit Medical Center, each of its hospital subsidiaries and certain of its other subsidiaries are nonprofit corporations, exempt from federal income tax under Section 501(c)(3) of the Internal Revenue Code. Radius Health Care System, Inc. is a for-profit corporation, which has net operating loss carryforwards that are available to offset its future taxable income. The DMC uses the liability method of accounting for income taxes under which deferred taxes are determined based on the differences between financial statement and tax bases of assets and liabilities, using current tax rates. The DMC has recorded a valuation allowance equal to the deferred tax asset associated with the net operating loss carryforwards, as such amounts are not considered recoverable.

Reclassifications

Certain reclassifications were made to the 2008 and 2007 consolidated financial statements to conform to the 2009 presentation. The reclassifications included (1) a reclassification in 2008 of $18,330,000 in third party allowances from net accounts receivable to the estimated third party settlement liability, (2) the reclassification in 2008 of $13,125,000 from prepaid expenses and other to other non-current assets related to the excess insurance receivable and (3) the reclassification in 2008 and 2007 of the change in investments, except for the unrealized gain/loss, from operating activities to financing activities on the statement of cash flows. These reclassifications had no impact on the change in net assets previously reported.

New Accounting Standards

In December 2008, the Financial Standards Accounting Board (FASB) issued authoritative guidance regarding employers’ disclosures about postretirement benefit plan assets. This guidance requires more detailed disclosures about the fair value measurements of employers’ plan assets including: (a) investment policies and strategies; (b) major categories of plan assets; (c) information about valuation techniques and inputs to those

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

techniques, including the fair value hierarchy classifications of the major categories of plan assets; (d) the effects of fair value measurements using significant unobservable inputs (Level 3) on changes in plan assets; and (e) significant concentrations of risk within plan assets. The disclosure requirements are effective for fiscal years ending after December 15, 2009, and the provisions are not required for earlier periods presented for comparative purposes. The DMC adopted this guidance for the year ended December 31, 2009. Adoption of the new guidance had no impact on the consolidated financial results.

Effective July 1, 2009, Financial Accounting Standard Board (FASB) SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting principles (GAAP)—a replacement of FASB Statement No. 162 (ASC) became the single official source of authoritative, nongovernmental source for generally accepted accounting principles. The historical GAAP hierarchy was eliminated and the ASC became the only level of authoritative GAAP. All other literature became non-authoritative. ASC is effective for financial statements issued for interim and annual periods ending after September 15, 2009. As ASC was not intended to change or alter existing GAAP, it did not have any impact on the financial position, results of operations or cash flows of The DMC.

In December 2007, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARE No. 51 (SFAS 160) (codified in ASC 810, Consolidation), which requires enhanced reporting of the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent. SFAS 160 is effective for fiscal years beginning on or after September 15, 2009. The DMC does not believe the effect that the adoption of SFAS 160 will have on its consolidated financial statements will be significant.

In May 2009, the FASB issued authoritative guidance intended to improve the financial accounting and reporting for not-for-profit mergers and acquisitions and intangible assets. The guidance is effective for mergers that occur during reporting periods beginning on or after December 15, 2009 and for acquisitions that take place during fiscal years that begin on or after December 15, 2009. The DMC will apply this guidance to any future business combinations.

In May 2009, the FASB issued Statement of Financial Accounting Standards No. 165, Subsequent Events (FAS 165) (codified in ASC 855, Subsequent Events). ASC 855 establishes general standards of accounting for and disclosure of subsequent events, which are events that occur after the balance sheet date but before the financial statements are issued or available to be issued. In addition, certain events subsequent to the balance sheet date may require recognition in the financial statements as of the balance sheet date under the requirements of ASC 855. The DMC adopted the provisions of ASC 855 as of December 31, 2009 and evaluated the impact of subsequent events through May 26, 2010, representing the date on which the consolidated financial statements were available to be issued. No recognized or non-recognized subsequent events were identified for recognition or disclosure in the consolidated balance sheet or the accompanying notes to the consolidated financial statements, except for the matters discussed in Notes 13 and 17.

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

2.	Additional Balance Sheet Information

	December 31
	2009	2008
	(In thousands)

Property and equipment:
Land and land improvements	$13,903	$12,610
Buildings and improvements	850,023	825,452
Equipment	1,179,473	1,133,549
Construction in progress	6,029	25,599

	2,049,428	1,997,210
Accumulated depreciation	(1,605,465)	(1,536,632)

	$443,963	$460,578

Other noncurrent assets:
Goodwill and other intangible assets	$10,888	$10,699
Accumulated amortization	(10,744)	(10,333)

	144	366
Deferred debt issuance costs, net of accumulated amortization	8,765	9,560
Investment held for deferred compensation	1,385	1,222
Investment in unconsolidated affiliates	7,859	7,249
Excess insurance recoverable	13,247	13,125
Other	7,142	6,868

	$38,542	$38,390

Other noncurrent liabilities:
Postretirement liability	$12,894	$12,695
Deferred compensation liability	1,561	1,479
Minority interest in joint ventures (asset)	(153)	340
Other	40,268	36,149

	$54,570	$50,663

3.	Net Patient Service Revenue and Accounts Receivable

Net patient service revenue consists of the following:

	Year Ended December 31
	2009	2008	2007
	(In thousands)

Gross revenue from services to patients	$4,198,159	$3,872,291	$3,781,638
Contractual adjustments	(2,256,583)	(2,012,773)	(2,005,604)
Changes in estimate related to favorable prior year third-party payor settlements	10,574	10,918	12,122

Net patient service revenue	$1,952,150	$1,870,436	$1,788,156

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Net patient accounts receivable consists of the following:

	December 31
	2009	2008
	(In thousands)

Gross patient accounts receivable	$634,444	$503,961
Allowances and advances under contractual arrangements	(441,966)	(343,457)
Allowance for uncollectible accounts	(69,697)	(64,674)

	$122,781	$95,830

The DMC grants credit without collateral to its patients, most of whom are local residents and are insured under third-party payor agreements. Significant concentrations of accounts receivable at December 31, 2009 and 2008, include net amounts due from Medicare (18% and 22%), Medicaid (20% and 14%), Blue Cross (10% and 13%), and other payors, (52% and 51%), respectively.

4.	Cash, Cash Equivalents, and Investments

The components of cash, cash equivalents, and investments are summarized as follows:

	December 31
	2009	2008
	(In thousands)

Cash and cash equivalents	$171,497	$121,842
United States government obligations	29,610	20,383
Foreign obligations	18,483	13,418
Asset and mortgage-backed securities	53,049	56,307
Corporate bonds	64,592	77,981
Common stock	149,924	113,183
Limited partnerships	32,557	32,401
Other	176	190

	$519,888	$435,705

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Investment return is summarized as follows:

	Year Ended December 31
	2009	2008	2007
	(In thousands)

Interest and dividends	$8,337	$11,399	$31,393
Net realized (losses) gains	(9,733)	(21,913)	4,633
Net unrealized gains (losses)	64,231	(73,758)	(10,253)

Total investment income (loss)	$62,835	$(84,272)	$25,773

Included in other revenue	$2,352	$(356)	$18,532
Included in change in unrealized gains (losses) on investments	32,558	(39,878)	(4,837)
Included in other nonoperating income (loss)	4,438	(4,740)	2,936

	39,348	(44,974)	16,631
Included in temporarily restricted net assets	23,487	(39,298)	9,142

Total investment income (loss)	$62,835	$(84,272)	$25,773

Investment return on board-designated funds for capital improvements is included in other nonoperating income. All other investment return, which is not restricted by explicit donor stipulations, is included in other revenue, except for unrealized gains/losses which are included as a component of the performance indicator in the statement of operations. Equity earnings (loss) on limited partnerships of $155,000, $(7,373,000), and $2,862,000 is included in the realized gain (loss) amount for the years ended December 31, 2009, 2008, and 2007, respectively.

The DMC invests in various financial instruments which are publicly traded. Financial instruments are exposed to various risks such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the value of investments will occur in the near term, and that such changes could materially affect the amounts reported in the statement of operations and changes in net assets (deficit).

5.	Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, accounts receivable and accounts payable are reasonable estimates of fair value due to the short-term nature of these financial instruments. Investments, other than alternative investments, are recorded at fair value. At December 31, 2009 and 2008, the carrying value and fair value of The DMC’s long-term debt, (excluding capital leases), as estimated by discounted cash flow analyses using the current borrowing rate for similar types of borrowing arrangements and adjusted for credit risk of The DMC was $492,383,000 and $431,557,000 at December 31, 2009, respectively; and $505,826,000 and $364,128,000 at December 31, 2008, respectively (see Note 7). Other noncurrent assets and liabilities have carrying values that approximate fair value.

ASC 820 emphasizes that fair value is a market based measurement, not an entity-specific measurement Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, ASC 820 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Level 2 inputs utilize other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based upon inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. Management’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

Investments are generally classified within Level 1 or Level 2 of the fair value hierarchy because they are valued using quoted market prices, broker or dealer quotations, or alternative pricing sources with reasonable levels of transparency. The types of instruments based on quoted market prices in active markets include most agency securities, active listed equities and most money market securities. Such instruments are generally classified within Level 1 of the fair market value hierarchy. The DMC does not adjust the quoted price for such investments.

The types of instruments valued based on quoted prices that are not active, broker or dealer quotations, or alternative pricing sources with reasonable levels of price transparency include most investment-grade and high yield corporate bonds, U.S. government and mortgage securities. Such instruments are generally classified within Level 2 of the fair market value hierarchy.

The following tables summarize The DMC’s assets and liabilities measured at fair value on a recurring basis as of December 31, 2009 and 2008, aggregated by the level in the fair value hierarchy defined above:

		Fair Value Measurement Using
		Quoted Prices in
		Active Markets	Significant
		for Identical	Other	Significant
	Fair Value at	Assets and	Observable	Unobservable
	December 31,	Liabilities	Inputs	Inputs
	2009	(Level 1)	(Level 2)	(Level 3)
	(In thousands)

Cash and cash equivalents	$171,497	$157,489	$14,008	$—
United States government obligations	29,610	—	29,610	—
Foreign obligations	18,484	—	18,484	—
Asset and mortgage-backed securities	53,049	—	53,049	—
Corporate bonds	64,592	—	64,592	—
Common stock	149,925	82,598	67,327	—
Other	175	—	175	—

Total	$487,332	$240,087	$247,245	$—

Securities lending collateral	$40,463	$40,463	$—	$—

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

		Fair Value Measurement Using
		Quoted Prices in
		Active Markets	Significant
		for Identical	Other	Significant
	Fair Value at	Assets and	Observable	Unobservable
	December 31,	Liabilities	Inputs	Inputs
	2008	(Level 1)	(Level 2)	(Level 3)
	(In thousands)

Cash and cash equivalents	$121,842	$116,444	$5,398	$—
United States government obligations	20,383	—	20,383	—
Foreign obligations	13,418	1,253	12,165	—
Asset and mortgage-backed securities	56,307	—	56,307	—
Corporate bonds	77,981	—	77,981	—
Common stock	113,183	77,488	35,695	—
Other	190	53	137	—

Total	$403,304	$195,238	$208,066	$—

Securities lending collateral	$21,386	$21,386	$—	$—

6.	Credit Agreement

On May 7, 2007, The DMC and GE Capital executed an amended and restated credit agreement. Under the amended terms of the credit agreement, The DMC has liquidity available of up to $60,000,000 based on eligible accounts receivable which is determined based on net accounts receivable which are less than 120 days old reduced by third-party advances and allowances for doubtful accounts. The DMC has the ability to increase the available liquidity up to $80,000,000 based on eligible accounts receivable. The credit agreement, which expires June 30, 2010, is secured by eligible accounts receivable. Under the terms of the credit agreement, The DMC is required to have days in accounts receivable less than 97 days, for the preceding three month period, maintain liquidity of $50,000,000 at all times and average liquidity of $65,000,000 for the preceding three month period, and maintain a rolling fixed charge coverage ratio of no less than 1.10 any time the month end liquidity is less than $120,000,000. Interest on borrowings can either be fixed or floating subject to monthly adjustments (the interest rate at December 31, 2009 was 1.48%). In addition, The DMC is charged an unused facility fee equal to .25% of the unused liquidity facility. At December 31, 2009 and 2008, the balance outstanding on the line of credit was $20,753,000 and $3,476,000, respectively. The available balance on the line of credit at December 31, 2009 and 2008 was $54,036,000 and $71,313,000, respectively.

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

7.	Long-Term Debt and Leases

Long-term debt and capital leases consist of the following:

	December 31
	2009	2008
	(In thousands)

Michigan State Hospital Finance Authority (MSHFA) bonds:
Series 1988A and 1988B, interest at 8.125%, due 2009	$—	$2,575
Series 1993A, interest at 6.25% to 6.5%, due 2018	105,230	107,420
Series 1993B, interest at 5.50% to 5.75%, due 2023	95,000	98,579
Series 1995, interest at 6.0% to 6.7%, due 2025	30,335	32,150
Series 1997A, interest at 5.0% to 5.5%, due 2027	147,137	151,371
Series 1998A, interest at 5.0% to 5.25%, due 2028	108,650	108,650
Obligations under capital leases	19,575	28,548
Notes payable and other obligations	6,031	5,123

	511,958	534,416
Less current portion	21,681	24,634

	$490,277	$509,782

The Detroit Medical Center and its hospital subsidiaries are members of The Detroit Medical Center Obligated Group, which was created under a Master Indenture and Security Agreement. In addition, The Detroit Medical Center and its hospital subsidiaries became part of Sinai Hospital Obligated Group, which was created under a separate Master Indenture, which also became known as The Detroit Medical Center Obligated Group subsequent to the 1997 acquisition of Sinai Hospital by The DMC. Collectively these Master Indentures are referred to as “Master Indentures.” The Master Indentures provide that each member of the Obligated Group is jointly and severally liable for obligations issued thereunder. The Detroit Medical Center serves as Obligated Group Agent.

The MSHFA bonds are tax-exempt revenue bonds secured by obligations issued under the Master Indenture, which the Obligated Group must repay under loan agreements with MSHFA. The bonds mature in annual amounts through 2028, ranging in the aggregate from $13,155,000 in 2010 to $37,585,000 in 2028.

During the term of the agreements with MSHFA, The DMC is required to maintain debt service reserve funds and make specified deposits with trustees to fund principal and interest payments when due. Also, unexpended bond proceeds are held by the trustee and released to The DMC for approved capital projects. At December 31, 2009 and 2008, unexpended bond proceeds were $3,805,000.

Interest paid was $30,994,000, $32,346,000, and $33,506,000 in 2009, 2008, and 2007, respectively. In addition, The DMC capitalized interest of $174,000 in 2008.

The cost and accumulated depreciation for assets under capital lease were $64,001,000 and $41,462,000 at December 31, 2009, and $60,873,000 and $33,091,000 at December 31, 2008.

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Future maturities of long-term debt and future minimum payments under capital leases are summarized as follows:

	Bonds and
	Notes	Capital
	Payable	Leases
	(In thousands)

2010	$13,924	$9,025
2011	18,272	5,269
2012	18,318	2,916
2013	21,047	1,924
2014	19,830	1,230
Thereafter	400,992	2,949

	$492,383	23,313

Less amounts representing interest		(3,738)

		$19,575

Rent expense incurred under operating noncancellable leases for the years ended December 31, 2009, 2008, and 2007 was $17,634,000, $16,118,000, and $17,111,000, respectively. The DMC has noncancellable lease commitments at December 31, 2009, as follows (in thousands):

2010	$14,355
2011	13,157
2012	8,456
2013	5,720
2014	4,549

8.	Professional and General Liability Claims

The Detroit Medical Center has established an offshore captive insurance company to provide professional and general liability coverage to The Detroit Medical Center, its hospital subsidiaries, certain medical staff members, and other affiliates. A portion of the risk of loss from professional liability claims is retained by some of the subsidiaries. Through March 31, 2004, The DMC acquired excess professional liability and general liability coverage from a captive insurance company in which it held a minority interest. Effective April 1, 2004, The DMC purchased the excess coverage from the offshore captive owned by The DMC, which in turn reinsured a portion of the losses through commercial insurance companies.

The DMC and its affiliates have accrued their best estimate of the ultimate cost of losses payable by the captive insurance company and the retained portion of losses under other insurance arrangements. These estimates include an amount for claims incurred but not reported.

Accrued professional liability losses are recorded at their estimated present value based on discount rates, which average approximately 5% in 2009 and 2008. At December 31, 2009 and 2008 The DMC has recorded a receivable for excess insurance recoverable of $13,247,000 and $13,125,000, respectively, which is included in other long term assets. Professional liability expense for the years ending December 31, 2009, 2008, and 2007, was $28,140,000, $29,022,000, and $25,108,000, respectively.

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Activity in reserves for professional liability is summarized as follows:

	Year Ended December 31
	2009	2008

Balance at beginning of year	$207,004	$220,436
Less outstanding losses recoverable	13,125	10,957

	193,879	209,479
Incurred related to:
Current year	30,624	37,451
Prior year	(2,484)	(8,429)

Total incurred	28,140	29,022
Paid related to:
Current year	(1)	—
Prior year	(29,961)	(44,622)

Total paid	(29,962)	(44,622)

Net balance at end of year for retained losses	192,057	193,879
Add outstanding losses recoverable	13,247	13,125

Balance at end of year	$205,304	$207,004

The changes in the provision for incurred claims for the prior year have been adjusted to reflect the changes in estimates of the ultimate settlement costs of such losses. The favorable development which occurred during 2009 and 2008 relates to a reduction in claim frequency and severity.

9.	Retirement Benefits

The DMC maintains a defined contribution retirement plan for employees. The DMC contributes a fixed percentage of employee salaries to the plan and also matches contributions made by employees to the defined contribution plan during the year. During 2008, The DMC changed the matching contribution from a two-to-one match to a three-to-one or a four-to-one match based on years of service. Total expense under the plan was $22,502,000, $21,059,000, and $12,902,000 for the year ended December 31, 2009, 2008, and 2007, respectively.

The DMC also has a noncontributory defined benefit retirement plan covering substantially all of the employees of The Detroit Medical Center and its subsidiaries hired prior to June 1, 2003. The benefits under the defined benefit plan are based in general on years of service and final average earnings.

In 2003, The DMC announced that benefits provided under the defined benefit retirement plan would be frozen effective June 1, 2003. Management elected to freeze the pension benefits to reduce the expected increase in pension expense subsequent to 2003. In 2007, The DMC recognized a curtailment gain and reduction in the accumulated benefit obligation of $2,159,000 related to a change in the amount of benefits for a collective bargaining unit.

The DMC’s funding policy for the defined benefit plan is, in general, to fund an amount based on the recommendation of consulting actuaries that is in compliance with the requirements of the Employee Retirement Income Security Act of 1974.

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

On December 31, 2007, The DMC adopted the recognition provisions of FASB Statement No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R) (FAS 158) (codified in ASC 715, Compensation - Retirement Benefits), which required The DMC to recognize the funded status (i.e., the difference between the fair value of plan assets and the projected benefit obligations) of the pension plan in the December 31, 2007 consolidated balance sheet, with a corresponding adjustment to unrestricted net assets. The adjustment to unrestricted net assets at adoption represents the net unrecognized actuarial losses which were previously netted against The Detroit Medical Center’s funded status in the consolidated balance sheets. Further, actuarial gains and losses that arise in subsequent periods and are not recognized as net periodic pension cost in the same periods will be recognized as a component of unrestricted net assets. These amounts will be subsequently recognized as a component of net periodic pension cost on the same basis as the amounts recognized in unrestricted net assets upon the adoption of ASC 715.

The incremental effects of adopting the provisions of ASC 715 for the defined benefit retirement plan on the consolidated balance sheet at December 31, 2007 are presented in the following table. The adoption of ASC 715 had no effect on The DMC’s excess of revenue over expenses for the year ended December 31, 2007, and it will not affect the operating results in future periods.

	At December 31, 2007
	Prior to	Effect of	As Reported at
	Adopting	Adopting	December 31,
	ASC 715	ASC 715	2007
	(In thousands)

Prepaid pension liability	$59,565	$(1,982)	$57,583
Decrease in unrestricted net assets	(301)	(1,982)	(2,283)

The following table provides a reconciliation of the changes in the defined benefit plan’s benefit obligation and fair value of assets for the years ended December 31, 2009 and 2008, and a statement of the funded status as of December 31, 2009 and 2008.

	Year Ended December 31
	2009	2008
	(In thousands)

Reconciliation of benefit obligation:
Benefit obligation at the beginning of year	$833,871	$811,820
Interest cost	51,172	51,683
Actuarial loss	16,786	3,239
Benefits paid	(34,008)	(32,871)

Benefit obligation at end of year	867,821	833,871
Reconciliation of fair value of plan assets:
Fair value of plan assets at beginning of year	586,266	869,403
Actual gain (loss) on plan assets	131,483	(250,266)
Benefits paid	(34,008)	(32,871)

Fair value of plan assets at end of year	683,741	586,266

Funded status at December 31 and accrued retirement liability	$(184,080)	$(247,605)

The accumulated benefit obligation for the defined benefit plans was $867,821,000 and $833,871,000 at December 31, 2009 and 2008, respectively.

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Included in unrestricted net assets at December 31, 2009 and 2008, are unrecognized actuarial losses of $233,273,000 and $327,093,000, respectively that have not yet been recognized in net periodic pension cost. The actuarial loss included in unrestricted net assets and expected to be recognized in net periodic pension cost during fiscal year ending December 31, 2010, is $18,709,000.

The following is a summary of the changes in plan assets and benefit obligation recognized in unrestricted net assets:

	Year Ended December 31
	2009	2008
	(In thousands)

Net actuarial (gain) loss	$(65,532)	$325,850
Amortization of net loss	(28,288)	—

Change in unrestricted net assets	$(93,820)	$325,850

A summary of the components of net pension expense is as follows:

	Year Ended December 31
	2009	2008	2007
	(In thousands)

Interest cost on projected benefit obligation	$51,172	$51,683	$50,157
Expected return on assets	(48,425)	(72,345)	(68,710)
Amortization of net loss (gain)	28,288	—	(2,160)

Net retirement cost (credit) for defined
benefit plan	31,035	(20,662)	(20,713)
Defined contribution plan expense	22,502	21,059	12,902

Total retirement expense (credit)	$53,537	$397	$(7,811)

The assumptions used to determine the plan benefit obligation are as follows:

	December 31
	2009	2008

Discount rate	6.06%	6.46%
Rate of increase in compensations levels	Frozen at 2003 level	Frozen at 2003 level
Measurement date	December 31	December 31

The assumptions used to determine the net periodic benefit cost are as follows:

	Year Ended December 31
	2009	2008	2007

Discount rate	6.46%	6.60%	5.94%
Expected long-term rate of return on assets	8.50%	8.50%	8.50%

To develop the expected long-term rate of return on assets assumption, The DMC considered the current level of expected returns on risk-free investments (primarily government bonds), the historical level of

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

the risk premium associated with the other asset classes in which the portfolio is invested, and the expectations for future returns of each asset class. The expected return for each asset class was then weighted based on the target asset allocation to develop the expected long-term rate of return on assets assumption for the portfolio.

The DMC’s pension plan weighted-average asset allocations by asset category are as follows:

	December 31
		2009	2008
	Target	Actual	Actual

Asset category:
Cash and cash equivalents	0%	2%	5%
Equity securities	56%	61%	51%
Debt securities	25%	20%	28%
Alternatives and Other	19%	17%	16%

The plan assets are invested in separately managed portfolios using investment management firms. The plans’ objective for all asset categories is to maximize total return without assuming undue risk exposure. The plan maintains a well-diversified asset allocation that best meets these objectives. Plan assets are largely comprised of equity securities, which include companies with all market capitalization sizes in addition to international and convertible securities. Cash and cash equivalents are comprised of money market funds. Debt securities include domestic and foreign government obligations, corporate bonds, and mortgage backed securities. Alternative investments include investments in limited partnerships.

Investments in derivative securities are not permitted for the sole purpose of speculating on the direction of market interest rates. Included in this prohibition are leveraging, shorting, swaps, futures, options, forwards, and similar strategies.

In each investment account, investment managers are responsible to monitor and react to economic indicators, such as GDP, CPI, and the Federal Monetary Policy, that may affect the performance of their account. The performance of all managers and the aggregate asset allocation are formally reviewed on a quarterly basis, with a rebalancing of the asset allocation occurring at least once a year. The current asset allocation objective is to maintain a certain percentage with each class allowing for a 10% deviation from the target.

The following table summarizes the Company’s pension assets measured at fair value on a recurring basis as of December 31, 2009, aggregated by the level in the fair value hierarchy within which those measurements are determined as disclosed in Note 5. Fair value methodologies for Level 1 and Level 2 are

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

consistent with the inputs described in Note 5. Fair value for Level 3 represents the DMC’s ownership interest in the net asset value of the respective partnership, which approximates fair value.

		Fair Value Measurement Using
		Quoted Prices in	Significant
		Active Markets for	Other	Significant
	Fair Value at	Identical Assets	Observable	Unobservable
	December 31,	and Liabilities	Inputs	Inputs
	2009	(Level 1)	(Level 2)	(Level 3)
	(In thousands)

Cash and cash equivalents	$11,910	$13,411	$(1,501)	$—
United States government obligations	9,859	—	9,859	—
Foreign obligations	12,182	—	12,182	—
Asset and mortgage-backed securities	31,385	—	31,385	—
Corporate bonds	84,366	—	84,366	—
Equity securities	413,448	121,215	292,233	—
Alternative investments	120,591	—	—	120,591

Total investments	$683,741	$134,626	$428,524	$120,591

Alternative
Level 3 Rollforward	Investments

Fair value as of January 1, 2009	$119,124
Unrealized gains, net	12,227
Purchases, sales and settlements, net	(10,760)

Fair value as of December 31, 2009	$120,591

Expected cash flows for the defined benefit retirement plan are as follows:

Pension
Benefits
(In thousands)

Expected employer contributions for the year ending December 31:
2010	$13,616

Expected benefit payments for the year ending December 31:
2010	$42,459
2011	45,093
2012	48,011
2013	50,670
2014	53,195
2015-2019	304,232

The expected employer contributions above represent amounts to be paid to the trust and the benefit payment amounts above represent total benefits expected to be paid from the trust.

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

10.	Other Postretirement Employee Benefits

Certain DMC hospitals sponsor defined benefit health care plans for retirees who meet eligibility requirements, and one hospital has committed to continue postretirement health care benefits to certain union employees meeting certain age and service requirements. Additionally, two hospitals provide postretirement life insurance benefits to eligible employees and retirees. The plans are frozen and no new employees are eligible to participate.

On December 8, 2003, the Prescription Drug, Improvement and Modernization Act of 2003 (the Act) was signed into law. The Act introduces a prescription drug benefit under Medicare as well as a federal subsidy to certain sponsors of postretirement health care benefit plans that provide a prescription drug benefit to their enrollees that is at least actuarially equivalent to Medicare Part D. The DMC’s estimate of its postretirement obligation, net periodic postretirement benefit cost, and the corresponding disclosures include the effect of the Act.

On December 31, 2007, DMC adopted the recognition provisions of FASB Statement No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R) (FAS 158) (codified in ASC 715, Compensation—Retirement Benefits), which required The DMC to recognize the funded status (i.e., the difference between the fair value of plan assets and the accumulated benefit obligations) of its postretirement benefit plan in the December 31, 2007 consolidated balance sheet, with a corresponding adjustment to unrestricted net assets. The adjustment to unrestricted net assets at adoption represents the net unrecognized actuarial losses and unrecognized prior service costs, which were previously netted against The DMC funded status in the consolidated balance sheets. These amounts will be subsequently recognized as net periodic postretirement benefit cost pursuant to The DMC historical accounting policy for amortizing such amounts. Further, actuarial gains and losses that arise in subsequent periods and are not recognized as net periodic postretirement benefit plan cost in the same periods will be recognized as a component of unrestricted net assets. These amounts will be subsequently recognized as a component of net periodic postretirement benefit cost on the same basis as the amounts recognized in unrestricted net assets at adoption of ASC 715.

The incremental effects of adopting the provisions of ASC 715 for the postretirement benefit plan on the consolidated balance sheet at December 31, 2007 are presented in the following table. The adoption of ASC 715 had no effect on The DMC excess of revenue over expenses for the year ended December 31, 2007, or for any prior period presented, and it will not affect the operating results in future periods.

	At December 31, 2007
			As Reported
	Prior to	Effect of	at
	Adopting	Adopting	December 31,
	ASC 715	ASC 715	2007
	(In thousands)

Accrued postretirement benefit liability	$14,185	$1,516	$15,701
Decrease in unrestricted net assets	(767)	(1,516)	(2,283)

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table presents the amounts recognized for all the plans in the consolidated financial statements:

	Year Ended December 31
	2009	2008
	(In thousands)

Reconciliation of benefit obligation:
Benefit obligation at the beginning of year	$15,981	$18,906
Service cost	—	1
Interest cost	948	1,040
Participant contributions	184	191
Actuarial loss (gain)	869	(1,937)
Benefits paid	(1,710)	(2,220)

Benefit obligation at end of year	16,272	15,981
Reconciliation of fair value of plan assets:
Fair value of plan assets at beginning of year	3,286	3,205
Actual return on plan assets	133	123
Employer contributions	1,669	2,178
Benefits paid from plan assets	(1,710)	(2,220)

Fair value of plan assets at end of year	3,378	3,286

Funded status at December 31, included in other noncurrent liabilities	$(12,894)	$(12,695)

Included in unrestricted net assets are the following amounts that have not yet been recognized in postretirement benefit cost:

	Year Ended December 31
	2009	2008
	(In thousands)

Unrecognized prior service cost	$75	$134
Unrecognized actuarial losses (gains)	315	(582)

Decrease (increase) in unrestricted net assets	$390	$(448)

The prior service cost and actuarial losses included in unrestricted net assets and expected to be recognized in net periodic pension cost during 2010 are $56 and $63, respectively.

Changes in plan assets and benefit obligation recognized in unrestricted net assets during 2009 and 2008 include:

	Year Ended December 31
	2009	2008
	(In thousands)

Current year actuarial loss	$897	$134
Amortization of prior service cost	(59)	(582)

Decrease (increase) in unrestricted net assets	$838	$(448)

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Net periodic postretirement benefit cost includes the following components:

	Year Ended December 31
	2009	2008	2007
	(In thousands)

Service cost	$—	$1	$1
Interest cost	948	1,040	1,164
Expected return on assets	(161)	(158)	(152)
Amortization of prior service cost	59	63	63
Amortization of unrecognized net actuarial loss	—	—	43

Net periodic postretirement benefit cost	$846	$946	$1,119

The weighted-average annual assumed rate of increase in the per capita cost of covered health care benefits (i.e., health care cost trend rate) is 9% for 2009, 11% for 2010 and is assumed to decrease 1% per year to 5% in 2016 and remain at that level thereafter. The weighted-average discount rate used in determining the accumulated postretirement obligation was 6.06% and 6.46% at December 31, 2009 and 2008, respectively. The weighted-average discount rate used in determining the net periodic postretirement benefit cost was 6.46%, 6.60%, and 5.94% for the years ended December 31, 2009, 2008, and 2007, respectively. The DMC used a measurement date of December 31 in 2009, 2008, and 2007 to measure the obligation.

Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage point change in assumed health care cost trend rates would have the following effects:

	One-	One-
	Percentage	Percentage
	Point	Point
	Increase	Decrease
	(In thousands)

Effect on total of service and interest cost components	$58	$(49)
Effect on postretirement benefit obligation	1,035	(826)

Expected cash flows for the postretirement benefits are as follows (in thousands):

Expected benefit payments for the year ending December 31:
2010	$1,716
2011	1,751
2012	1,758
2013	1,695
2014	1,655
2015-2019	7,023

The DMC funds the majority of the postretirement liability payments from operations.

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

11.	Commitments and Contingencies

The DMC has entered into an information systems outsourcing arrangement with CareTech Corporation (an entity in which The DMC has a 30% equity interest). Under the agreement, The DMC outsourced its entire information system operations for a 10-year period expiring December 31, 2011, with annual fees based on a budget approved annually. During the years ended December 31, 2009, 2008, and 2007 expenses incurred under the outsourcing contract, excluding capital related items, were $57,094,000, $58,841,000, and $57,099,000, respectively.

In 2007, the DMC entered into an outsourcing agreement with Cerner Corporation related to its clinical information systems. Under the agreement, The DMC has outsourced the operations and maintenance of its clinical information systems for a 10-year period expiring December 31, 2016. The annual fees range from $17,506,000 in 2010 to $16,890,000 in 2017. During the years ended December 31, 2009 and 2008, the DMC paid $12,557,000 and $10,407,000, respectively, under the terms of the agreement. The majority of the costs incurred under the agreement are being accounted for on a straight-line basis over the life of the contract.

The DMC has an agreement with Provider HealthNet Services, Inc. (PHNS) to outsource medical record and transcription services of The DMC. The initial agreement was renegotiated in 2004, for a period of eight years ending May 2012, with the option of five one-year renewal periods. The term of the medical records outsourcing agreement is eight years with contractually specified minimum annual payments over the term of the agreement. The contractual minimum payments aggregate $90,846,000 over the remaining term of the agreement. The DMC is contingently obligated should PHNS not achieve certain operating targets under The DMC agreement, which may require additional payments or extension of the contract. The DMC has the ability to terminate the agreement, subject to payment of certain penalty amounts. In connection with the initial outsourcing agreement, The DMC received a cash advance which was deferred and is being amortized over the term of the agreement and had a deferred balance of $32,000 and $1,378,000 at December 31, 2009 and 2008, respectively.

The DMC and its affiliates are parties to certain legal actions in addition to professional liability claims (see Note 8). Management believes the resolution of these matters will not materially affect the results of operations or the financial position of The DMC.

At December 31, 2009, The DMC had commitments of approximately $11,078,000 for the purchase of property and equipment.

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12.	Functional Expenses

The DMC fulfills the health care requirements of residents in the community it serves by providing, as its principal function, a complete array of necessary health care services. Expenses classified by function are as follows:

	Year Ended December 31
	2009	2008	2007
	(In thousands)

Health care services	$1,796,394	$1,691,856	$1,637,689
Teaching	95,270	86,810	83,817
General and administrative	187,087	169,132	165,479

	$2,078,751	$1,947,798	$1,886,985

13.	Related-Party Transactions

The DMC purchases teaching and clinical professional services from Wayne State University. Purchases for these services, included in services, supplies and other on the statement of operations, amounted to $78,115,000, $76,040,000, and $76,455,000 for the years ended December 31, 2009, 2008, and 2007, respectively. During 2006, The DMC and Wayne State University agreed to the terms and conditions related to a long-term agreement. In February, 2009 the agreement with Wayne State University was amended to resolve disputes related to certain amounts under the agreement. In February 2010, The DMC agreed to terms with Wayne State University related to teaching and clinical professional services for the period beginning July 1, 2010. Under the terms of the agreements, The DMC will become the sponsor of essentially all graduate medical education programs. In addition, Wayne State University will continue to provide services to The DMC for annual payments of approximately $71,162,000.

The DMC has transactions with other affiliated entities, board members, and related parties that are not significant.

14.	Sale and Lease of Assets, and Revenue From Service and Facility Agreements

In December, 2005, The DMC completed the sale and lease of assets associated with the cancer service line at Harper-Hutzel Hospital to the Barbara Ann Karmanos Cancer Institute (KCI). Under the terms of the Asset Acquisition and Lease Agreement and related agreements, The DMC agreed to lease certain assets to KCI related to providing inpatient and outpatient cancer services and transferred ownership of certain space to KCI in Harper-Hutzel Hospital through the establishment of condominium units which were sold to KCI.

In addition, The DMC leases an outpatient treatment center to KCI for a period of seven years, at which time ownership to the facility will be transferred to KCI. The lease requires annual payments of $824,000. KCI has the option to purchase the facility at the end of each lease year at predetermined amounts included in the lease.

KCI also leases a radiation oncology center and equipment from The DMC. Under the terms of the ground lease with KCI, The DMC will receive payments of $720,000 annually for an initial term of 5 years and no payments will be received for the remaining 45 years of the initial lease term. The lease has been

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accounted for as an operating lease, and as such rental income is recognized ratably by The DMC over the lease term. In addition, The DMC leases radiation oncology equipment to KCI for a term of seven years. Payments under the lease are $824,000 annually. Under the terms of the agreement, title to the equipment transfers to KCI at the end of the lease term. The lease has been accounted for as a sales type lease based on the transfer of ownership.

The DMC also leases space to KCI in a professional office building. The initial term is five years, and the annual rental is $750,000. KCI also leases space in a parking facility from The DMC for an annual rental of $398,000. The initial term under the lease is ten years.

The DMC recognized rental income of $6,305,000, $6,462,000, and $6,590,000 during the years ended December 31, 2009, 2008, and 2007, respectively; related to rental of the facilities and equipment to KCI, including certain allocated costs.

The following is a summary of the rental payments which will be received by The DMC over the following five years (in thousands):

Year ending December 31:
2010	$3,791
2011	3,071
2012	3,071
2013	1,423
2014	1,423

Under the terms of the agreements, The DMC will provide certain ancillary clinical services, management services, and information technology services to KCI. The initial agreement is for a period of five years subject to various renewal options. These services are generally based on costs incurred by The DMC. At December 31, 2009 and 2008, The DMC had a receivable of $8,645,000 and $9,690,000 from KCI for services provided during the years ended December 31, 2009 and 2008. The statement of operations includes $67,459,000, $65,436,000, and $61,238,000 related to revenue from service and facility agreements provided to KCI for the years ended December 31, 2009, 2008, and 2007, respectively.

15.	Endowment

The DMC’s endowment consists of approximately 130 individual funds established for a variety of purposes. The endowment includes both donor-restricted endowment funds and funds designated by the Board of Trustees to function as endowments. Net assets associated with endowment funds, including funds designated by the Board of Trustees to function as endowments, are classified and reported based on the existence or absence of donor-imposed restrictions.

The Board of Trustees of the DMC has interpreted the Michigan Uniform Management of Institutional Funds Act (Michigan UMIFA, “the Act”) as requiring the preservation of the fair value of the original gift as of the gift date of the donor-restricted endowment funds absent explicit donor stipulations to the contrary. As a result of this interpretation, The DMC classifies as permanently net restricted assets (a) the original value of gifts donated to the permanent endowment, (b) the original value of subsequent gifts to the permanent endowment, and (c) accumulations to the permanent endowment made in accordance with the direction of the applicable donor gift instrument at the time the accumulation is added to the fund. The remaining portion of the donor-restricted endowment fund that is not classified in permanently restricted net

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assets is classified as temporarily restricted net assets until those amounts are appropriated for expenditure by the organization in a manner consistent with the standard of prudence prescribed by the Act. In accordance with the Act, The DMC considers the following factors in making a determination to appropriate or accumulate donor-restricted funds:

(1) The duration and preservation of the fund

(2) The purposes of The DMC and the donor-restricted endowment fund

(3) General economic conditions

(4) The possible effect of inflation and deflation

(5) The expected total return from income and the appreciation of investments

(6) Other resources of The DMC

(7) The investment policies of The DMC

The DMC has adopted investment and spending policies for endowment assets that attempt to provide a predictable stream of funding to programs supported by its endowment while seeking to maintain purchasing power of the endowment assets. Endowment assets include those assets of donor-restricted funds that The DMC must hold in perpetuity or for a donor-specific period(s) as well as board-designated funds. Under this policy, as approved by the Board of Trustees, the endowment assets are invested in a manner that is intended to produce a real return, net of inflation and investment management costs, of at least 5% over the long term. Actual returns in any given year may vary from this amount.

To satisfy its long-term rate-of-return objectives, The DMC relies on a total return strategy in which investment returns are achieved through both capital appreciation (realized and unrealized) and current yield (interest and dividends). The DMC targets a diversified asset allocation that places a greater emphasis on equity-based and alternative investments to achieve its long-term objective within prudent risk constraints.

The DMC has an investment subcommittee that reviews the annual performance of the endowment funds and makes recommendations to the Board as to the suggested distribution of the endowment funds. In establishing its recommendation, the Investment Committee considers the long-term expected return on its endowment. Accordingly, over the long term, The DMC expects the current spending policy to allow its endowment to grow at an average of the long term rate of inflation. This is consistent with The DMC’s objective to maintain the purchasing power of the endowment assets held in perpetuity or for a specific term as well as to provide additional real growth through new gifts and investment return. In addition to the DMC Board oversight, the DMC endowments are invested and managed by the DMC Investment Committee.

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At December 31, 2009 and 2008, the endowment net asset composition by type of fund consisted of the following:

	Board	Temporarily	Permanently
	Designated	Restricted	Restricted	Total

Endowment net assets, January 1, 2008	$50,753	$35,852	$64,846	$151,451
Investment return:
Investment loss	(2,065)	(2,727)	—	(4,792)
Unrealized gain (loss)	(15,819)	(20,937)	—	(36,756)

Total investment return (loss)	(17,884)	(23,664)	—	(41,548)
Contributions	—	171	1,001	1,172
Expenditure of assets	(2,411)	(1,312)	—	(3,723)
Transfer of net assets	—	3,395	—	3,395
Other changes	—	(1,867)	—	(1,867)

Endowment net assets, December 31, 2008	30,458	12,575	65,847	108,880
Investment return:
Investment loss	(2,269)	(3,157)	(15)	(5,441)
Unrealized gain (loss)	12,297	16,709	—	29,006

Total investment return (loss)	10,028	13,552	(15)	23,565
Contributions	—	185	54	239
Expenditure of assets	(1,204)	(871)	—	(2,075)
Transfer of net assets	—	(3,395)	—	(3,395)
Other changes	—	(375)	(10)	(385)

Endowment net assets, December 31, 2009	$39,282	$21,671	$65,876	$126,829

From time to time, the fair value of assets associated with individual donor-restricted endowments funds may fall below the level that the donor requires the DMC to retain as a fund of perpetual duration. In accordance with generally accepted accounting principles, deficiencies of this nature that are reported in unrestricted net assets were $3,395,000 as of December 31, 2008. There are no deficiencies as of December 31, 2009.

16.	Operating Results, Performance Improvement Plans, and Liquidity Matters

The DMC has a working capital deficiency of $45,119,000 and $101,228,000 at December 31, 2009 and 2008, respectively. In addition, The DMC has a deficit in unrestricted net assets of $177,948,000 and $326,205,000 at December 31, 2009 and 2008, respectively. The financial position has resulted from insufficient payments for services rendered, historical declines in trends in patient volumes, continued provision of services to the uninsured, and the deterioration in the investment markets. However, based on current estimates of operating results, The DMC management believes that cash flow from operations, funds designated for capital improvements and board-designated funds will be sufficient to finance both ongoing operations and required capital commitments for fiscal 2010.

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17.	Subsequent Events

Effective January 1, 2011, certain subsidiaries of Vanguard Health Systems, Inc. (Vanguard), a Nashville Tennessee based investor owned entity, purchased substantially all the assets and assumed substantially all of the liabilities of the DMC. Under the terms of the agreement, assets excluded from acquisition consisted of certain donor-restricted assets and certain other assets. Liabilities excluded were the DMC’s outstanding bonds and similar debt and certain other liabilities. The DMC will remain in existence to manage the philanthropic and charitable funds which are currently held by the DMC. The cash purchase price for the DMC assets was $368.1 million plus an additional $4.5 million to fund the operations of the DMC Foundation.

As part of the transaction, Vanguard has committed to spend $350 million during the years subsequent to closing for the routine capital needs of the DMC facilities and an additional $500 million in capital expenditures during this same five year period, which amount relates to a specific list agreed to between the DMC and Vanguard.

The assets not acquired by Vanguard will remain with the DMC, and will be used for philanthropic purposes. These assets will be overseen by a Board of Directors appointed by the Attorney General—State of Michigan, the Wayne County Executive and the City of Detroit.